1 NAREIT REITWEEK PRESENTATION JUNE 2015

2 STRATEGIC AREAS OF FOCUS • Peer-leading operating cost control • Above-average resident retention • Above-average property operating results over cycle • Diversified across markets and price points to reduce volatility in revenue • Disciplined capital recycling to upgrade portfolio • Peer-leading growth in average revenue per apartment home • Redevelopment as a core business activity • Robust pipeline of redevelopment opportunities within existing portfolio • Occasional development when warranted by risk-adjusted returns • Quantity of leverage in line with peers and declining • Quality of leverage superior to peers • Growing unencumbered pool adding financial flexibility • Rated investment grade by S&P and by Fitch • Focus on ownership and operation of apartment communities • Adding value through operational excellence and redevelopment • High level of transparency, high quality of earnings, limited non-recurring income • Living our values, fostering a culture of success and working collaboratively every day to achieve our goals PROPERTY OPERATIONS PORTFOLIO MANAGEMENT REDEVELOPMENT & DEVELOPMENT BALANCE SHEET BUSINESS & CULTURE

AIMCO VALUE CREATION

Aimco's business plan provides significant value creation

- NAV continues to grow at ~10% of the current share price.

Property Operations

Aimco's 2015 projected Same Store NOI growth of 5.0% is 39 basis points ahead of apartment peer average. NOI growth creates ~$3.00 of NAV per share.

Redevelopment

Annual investment of $200-$300M, at value creation averaging ~30% of investment, adds ~$0.50 of NAV per share annually.

Balance Sheet

Each year, Aimco funds from retained earnings ~$80M of property debt amortization, adding $0.50 to NAV per share.

- Aimco's shares trade at a 6% discount relative to the apartment peer weighted average*.

- Qualitative factors create opportunity for multiple expansion.

Portfolio Management
• Portfolio quality, as measured by average revenue per unit, increasing at a rate significantly higher than peers.
• Free cash flow margins increasing at a rate of 2% per year for the last ten years.
• Increasing exposure to low cap rate Coastal California markets from 31% to 33%.

Balance Sheet
• Receipt of investment grade rating from S&P and from Fitch.

* Source: SNL Financial. Measure is calculated by SNL based on closing share price and consensus NAV estimates as of June 4, 2015. Aimco believes consensus NAV estimates for the company are understated and the discount to its peers is greater than that reported by SNL Financial.

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4 7.6% 14.7% 11.9% -2.3% 90 95 100 105 110 115 120 2008 2009 2010 2011 2012 2013 2014 2015E Same Store Expense Growth 2009 - 2015E Aimco Peer Avg CPI Aimco COE High customer satisfaction, lower turnover philosophy  Greater NOI contribution: Renewal lease rate increases are generally higher than new lease rate increases; renewals avoid costs associated with turnover: higher vacancy, refurbishment, and marketing.  More predictable operating results: Renewal lease rate increases are less volatile; operating costs more predictable.  Focus on efficient operations: Over the past six years, the compound annual growth rate for Aimco’s property operating expenses before taxes, insurance, and utilities (“COE”) is below zero. In 2015, Aimco expects COE to be up approximately 1%. PROPERTY OPERATIONS (1) For Aimco and peers, results include all property operating costs, which is comprised of COE, taxes, insurance and utilities. Peer group consists of AvalonBay, Camden, Equity Residential, Essex, Home Properties, MAA, Post Properties and UDR. Data Sources: SNL Financial, company reports. (2) Controllable Property Operating Expenses (“COE”) represent property operating expenses before taxes, insurance and utilities. Cumulative Growth (2) (1) (1) 5. 4% 4. 7% 5. 0% 5. 3% 4. 5% 2. 2% 5. 0% 6. 2% 4. 5% 6. 1% 3. 8% 4. 8% 5. 7% 4. 8% 5 .3 % Apr-14 May-14 Jun-14 Apr-15 May-15 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% Same Store Rental Rates Renewals New Leases Wt. Avg. Occupancy 96.2% 96.2% 96.1% 96.5% 96.6%

PROPERTY OPERATIONS

Strong operating performance

- From 2006 through 2014, the compound annual growth rate for Aimco's Same Store property NOI of 3.9% is consistent with the public apartment REIT average.[1]
- At the market level, Aimco's Same Store operating results are above-average across price points and quality grades.
- Approximately 67% of Aimco's 2014 Same Store NOI was earned in markets where Aimco competes with two or more other public apartment REITs.
- In 2014, Aimco was number one or two in Same Store NOI growth in all but two of these nine common markets.[2]

			Aimco Ranking vs Peers			
			Y2014		1Q 2015	
	Aimco Asset Quality	% Aimco NOI	Same Store Revenue	Same Store NOI	Same Store Revenue	Same Store NOI
Washington - NoVA - MD	C+	17%	3 of 7	1 of 7	2 of 7	5 of 7
Los Angeles	A	13%	1 of 6	1 of 6	1 of 6	3 of 6
Miami	A	10%	1 of 3	1 of 3	1 of 3	1 of 3
Boston	C+	10%	3 of 5	3 of 5	3 of 5	1 of 5
San Diego	B	6%	2 of 5	1 of 5	2 of 5	3 of 5
Orange County	B	3%	2 of 6	1 of 6	6 of 6	6 of 6
San Francisco	B	3%	2 of 5	2 of 5	2 of 5	1 of 5
Suburban New York - New Jersey	C+	3%	2 of 4	2 of 4	1 of 3	1 of 3
Atlanta	A	2%	4 of 4	4 of 4	3 of 4	3 of 4

(1) Source: SNL Financial. Peer group consists of AvalonBay, Camden, Equity Residential, Essex, Home Properties, MAA, Post Properties and UDR.
(2) Source: Company reports. Individual market peers vary based on geographic exposure.

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6 Portfolio strategy seeks revenue growth with lower volatility PORTFOLIO MANAGEMENT  Geographic diversification reduces concentration risk. • Invest in large, liquid markets whose real estate cycles are asynchronous and not closely correlated • Allocate 95% of our total investment to 12 to 15 target markets. • Submarket and micro-market growth and income characteristics are critical to investment selection.  Price point diversification reduces exposure to competitive new supply. • Customers assess quality on a relative basis, that is rent for a specific community compared to the local average. • New supply is typically delivered at the highest price points in a market, and so is most impactful to A quality assets. • In the real estate cycle of any market, building occurs until it is no longer profitable. • The diversification of a portfolio of A, B and C+ quality assets provides some insulation from overbuilding of new supply.  Continuously upgrade portfolio through capital recycling. • Move to higher average price point, balancing resident quality and volatility of higher price points. Communities at higher price points attract customers with better prospects; absolute price point impacts resident quality more than relative price point (i.e., A, B, C quality). • Sell Affordable properties and lowest rated Conventional properties with lower average revenues per apartment home; lower NOI margins; located in submarkets with lower projected revenue growth. • Invest in redevelopment, property upgrades and acquisitions: Higher average revenues per apartment home; higher NOI margins; higher projected revenue growth. • Capital Replacement and property management expense per apartment home are relatively consistent across price points; higher rent properties have significantly higher FCF margins.

PORTFOLIO MANAGEMENT

Maintaining diversification while moving to higher average price point

Geographic Diversification (% Conv. NOI)



Coastal California (31%)
Mid Atlantic (25%)
Northeast (15%)
Midwest (10%, 70% Chicago)
Southeast Florida (9%)
Sunbelt (10%)

- Los Angeles expected to outperform in 2015, helping to offset slower Mid Atlantic.
- Allocation to Coastal California increasing to ~33% in coming years as redevelopments come online.
- Avoid concentration risk by maintaining allocation to Midwest, Sunbelt and Southeast Florida.

Price Point Diversification (% Conv. GAV)



A Quality (48%)
B Quality (34%)
C+ Quality (17%)
Avg. Rents ~$1,570
C Quality (1%)

- Capital recycling combined with market rent growth expected to increase average revenue per apartment home > $100/year for the next several years.
- Revenue per apartment home averaged $1,704 at the end of first quarter 2015, expected to increase to ~$1,800 by the end of 2015.

Aimco defines asset quality as follows: "A" quality assets are those with rents greater than 125% of local market average; "B" quality assets are those with rents 90% to 125% of local market average; "C+" quality assets are those with rents less than 90% of local market average, and with rents greater than $1,100 per month; and "C" quality assets are those with rents less than 90% of local market average and with rents less than $1,100 per month. The chart above illustrates Aimco's Conventional Property portfolio quality based on 1Q 2015 data.

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PORTFOLIO MANAGEMENT

Methodical approach to investment selection

- Portfolio strategy executed through leverage-neutral, tax-efficient paired trades where the projected Free Cash Flow IRR of an investment is greater than the projected Free Cash Flow IRR of the property sold; and portfolio quality is enhanced.
- Selective investments are made in markets where our current allocations are below our target (for example, Manhattan) and/or where we seek to upgrade our locations within a market (for example, Boston).

2012 – May 2015 Paired Trade Activity

Sell Lowest Rated Properties	
Property Sales	
Conventional properties	68
Conventional apartment homes	21,147
Affordable properties	77
Affordable apartment homes	7,311
Gross proceeds (Aimco share)	$1.8B
Net proceeds (Aimco share)	$1.0B
Avg revenue per apartment home	$909
Avg FCF IRR	6% - 7%

Reinvest in Higher-Rent Properties			
Property Upgrades		**Acquisitions**	
Investment	$145M	Properties acquired	14
Avg FCF IRR	> 15%	Apartment homes	2,139
		Gross real estate value	~$630M
Redevelopment		Avg revenue per apartment home	$1,800
Total multi-year net investment	~$7550M	Avg FCF IRR	> 8%
Avg revenue per apartment home	~ $2,700		
Avg FCF IRR	> 8%	Partnership transactions	14
		Gross real estate value	~$220M
Development		Avg FCF IRR	> 10%
Total multi-year net investment	$190M		
Avg revenue per apartment home	$3,865		
Avg FCF IRR	> 9%		

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PORTFOLIO MANAGEMENT

Significant portfolio upgrade achieved through paired trade activity

Conventional Portfolio Metrics	2011	2012	2013	2014	1Q 2015	Cumulative
Number of Conventional communities	198	175	162	144	141	-29%
Number of Conventional apartment homes	62,834	55,879	50,486	43,348	42,566	-32%
Average revenue per Conventional apartment home	$1,262	$1,362	$1,469	$1,669	$1,704	+35%
% Conventional property NOI in target markets	86%	85%	88%	90%	90%	+5%
Asset quality (% Conventional property GAV)(1):						
A	30%	34%	38%	44%	48%	+59%
B	37%	35%	37%	36%	34%	-9%
C+	21%	21%	18%	18%	17%	-17%
C	12%	10%	7%	2%	1%	-92%
NOI margin	63%	64%	65%	66%	66%	+5%
Free Cash Flow margin (2)	54%	56%	57%	60%	60%	+10%

(1) Aimco defines asset quality as follows: "A" quality assets are those with rents greater than 125% of local market average; "B" quality assets are those with rents 90% to 125% of local market average; "C+" quality assets are those with rents less than 90% of local market average, and with rents greater than $1,100 per month; and "C" quality assets are those with rents less than 90% of local market average and with rents less than $1,100 per month. The table above illustrates Aimco's Conventional portfolio quality based on market data for the fourth quarter of the year indicated.

(2) Assumes capital replacements of $1,200 per apartment home per year.

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REDEVELOPMENT & DEVELOPMENT VALUE CREATION

Redevelopment projects have value-creation margins of ~30%

	Completed			In Process			
	Lincoln Place	Pacific Bay Vistas	The Preserve at Marin	Ocean House on Prospect	One Canal Street	Park Towne Place	The Sterling
Total number of apartment homes at completion	795	308	126	53	310	954	536
Estimated net investment[1]	$360.0M	$121.1M	$124.0M	$14.8M	$190.0M	$60.0M	$36.0M
Net investment through 1Q 2015	$359.0M	$121.1M	$123.4M	$4.8M	$80.7M	$11.9M	$26.4M
Projected incremental stabilized revenue per apartment home[2]	$2,950	$2,925	$5,505	$1,010	$3,865	$305	$290
Occupancy[3]	92%	95%	75%	0%	0%	69%	78%

(1) Represents total estimated investment, net of tax and other credits earned by Aimco as a direct result of its redevelopment or development of the community.

(2) Represents projected rents at stabilization, un-trended for projected future market rent growth.

(3) For Ocean House on Prospect, One Canal Street, Lincoln Place and The Preserve at Marin, represents physical occupancy as of May 31, 2015. For Park Towne Place, The Sterling and Pacific Bay Vistas, represents average daily occupancy for 2Q 2015 to date. For Park Towne Place and The Sterling, all apartment homes are included in Aimco's calculation of occupancy, including those undergoing redevelopment and those recently completed.

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11 Lincoln Place, Venice, CA REDEVELOPMENT & DEVELOPMENT Vision Location - Lincoln Place is located near world-famous Venice Beach on the west side of Los Angeles. Venice is home to Silicon Beach and offices for Google, Microsoft, Face book, and You Tube in addition to hundreds of startups including Hulu, Demand Media and Snapchat. Lincoln Place enjoys close proximity to Abbott Kinney Boulevard (named the "Coolest Block in America" by GQ), which hosts many great shopping and dining options. Customer - Lincoln Place's customers include young, tech-savvy professionals that work in Silicon Beach or downtown LA. They enjoy the arts, casual bike rides along Venice Beach, hiking, yoga, shopping, and dining out. Product - Renovated Lincoln Place combines the 1950s "retro" historic design elements and neighborhood feel with "new" 21st century features and technology that appeal to our target customer. The 795-home renovation includes three phases; 99 newly constructed homes, 631 fully modernized 1950s homes, and 65 restored 1950s homes. Project Summary • Home interiors for the 631 modernized homes include refinished original hardwood floors and modern features such as open floor plans, new modern kitchens and baths, washer and dryers, central air conditioning, fiber-optic cable to each apartment home (providing speeds up to 500 mbps), and dedicated high-speed car charging stations. Select homes include private yards. • The 99 newly built homes have modern, high-end finishes and certain homes include second story lofts and direct access garages. • Site improvements include new signage, landscaping, lighting, and conversion of an existing asphalt cul-de-sac into an expansive central park. • Newly built, centralized leasing office and fitness center. The two-story, 6,100 square foot fitness center includes rooftop deck and adjacent outdoor pool (with underwater music), fire pit, and lounge area. Santa Monica Lincoln Place Marina del Rey

12 Pacific Bay Vistas, San Bruno, CA REDEVELOPMENT & DEVELOPMENT Vision Location - Pacific Bay Vistas is located at the highly visible intersection of Skyline Boulevard and Sharp Park Road, in the heart of San Bruno, CA. This hilltop location offers spectacular views of both the Pacific Ocean and the San Francisco Bay and easy access to downtown San Francisco to the North and the Bay Area cities of San Mateo and Palo Alto to the South. Customer - Pacific Bay Vistas’ customers include young professional couples and singles who enjoy quick access to the nearby beaches, value central access to San Francisco and the Peninsula cities, are health conscious and pet-lovers. Product - Pacific Bay Vistas offers one- and two-bedroom homes with modern features and amenities designed for indoor and outdoor living. Many homes provide spectacular views of the Pacific Ocean, San Francisco Bay, or Milagra Ridge Park. The new amenity package compliments the active, outdoor oriented lifestyle of our target customers. Project Summary • Renovations to all 308 apartment homes including wood plank flooring, granite countertops, Energy-Star appliances, LED lighting and conversion of two-bedroom/one-bath homes into two- bedroom/two-bath homes. • Site improvements include a new central spine through the center of the community that features abundant landscaping, walking paths, eating areas, a covered outdoor fireplace/ lounge area, picnic areas, and a dog park. Other site improvements include signage, lighting, and conversion of carports into garages. • Newly built fitness center featuring Techno-Gym equipment and an indoor/outdoor salt water lap pool. • Newly constructed amenity center that includes a leasing lounge, theater room, community room, kitchen and outdoor lounge area with fireplace. San Francisco Pacific Bay Vistas

13 Preserve at Marin, Corte Madera, CA REDEVELOPMENT & DEVELOPMENT Vision Location - Preserve at Marin is located in the heart of South Marin County, which is a quick commute to San Francisco's financial district or a 30 mile drive north to the wine country. The property is situated adjacent to Ring Mountain Open Space. This hillside location offers immediate access to the Ring Mountain trail system and enjoys spectacular views of both Mt. Tamalpais and San Francisco Bay. Preserve at Marin is located in the top- ranked Reed Union School District. Customer - Preserve at Marin's customers are primarily mid-40s professionals with families that value education and an active, healthy lifestyle. They prefer the casual lifestyle that Marin offers and enjoy hiking Ring Mountain, cycling the Paradise loop along the Tiburon peninsula, seeking out the latest restaurants and frequenting local wineries. Product - Preserve at Marin offers spacious, family-friendly two- and three- bedroom apartment homes with upscale finishes and views of Mt. Tam and the Bay. The amenity package aligns with our target customer's active, outdoor Marin lifestyle and includes a fitness center, wine room, zero-edge swimming pool, covered outdoor kitchen with fire pit, and two "overlook" courtyards. Project Summary • Renovations to the exterior of the seven existing residential buildings included all new facade, windows, and European tilt-n-slide patio doors. • Renovations to the 126 apartment home interiors include open floor plans, quartz countertops, custom cabinets, stainless steel appliances, large bay windows and outdoor patios. The penthouse level includes hardwood floors and wine chillers. Five of the penthouse level homes are oversized to include 2,400 square feet of interior space and 1,200 square feet of outdoor patios. • Site improvements include enhanced native landscaping, two overlook lounge areas, and direct access to the Ring Mountain trail system. Other site improvements include signage, lighting, and dedicated, covered parking. • Newly constructed pool terrace with outdoor kitchen, fire pit, and zero- edge swimming pool. • New Lifestyle Lounge that includes a fitness center with Techno-Gym equipment, leasing lounge, and wine room. San Francisco Tiburon Preserve at Marin

14 Ocean House on Prospect, La Jolla, CA REDEVELOPMENT & DEVELOPMENT Vision Location - Ocean House is located on the prestigious and well-known Prospect Street in La Jolla, CA. Ocean House offers panoramic views of the Pacific Ocean and is a short walk from stunning beaches, tide pools, the Museum of Contemporary Art, and the shops and restaurants of La Jolla Village. Customer - Ocean House’s target customer includes affluent, highly educated singles and couples in their 50s, 60s and 70s. They are socially engaged, locally active, and routinely patronize the local boutique shops and restaurants with their friends. They value the ability to reside at Ocean House because they love the location and the low maintenance living that allows them more time to socialize and travel for extended periods. Product - Ocean House offers true luxury living that includes high-end home interiors and an amenity package that enhances the active and social lifestyle of our target customer. Amenities include an indoor/outdoor fitness facility with direct access to the pool terrace. The pool terrace is a great place to entertain friends, and it includes an outdoor lounge, fire pit, rose garden, BBQ area, and an expansive view of the Pacific Ocean. Project Summary • Renovations include a complete redevelopment of all lobbies, corridors, and home interiors. This includes the combination of studio and adjacent one-bedroom homes into larger, dual-master apartment homes. New home features include stainless steel Energy-Star appliances, wood plank flooring, quartz counters, walk-in closets, central air conditioning, full-size washers & dryers, and five piece master baths. • Site improvements include an updated entry facade, gated parking garage, new signage, LED lighting, landscaping, and the addition of self-service parcel lockers. The renovated pool terrace includes a saltwater pool, fire pit, rose garden, and BBQ area. • Introduction of an indoor/outdoor fitness center featuring Techno-Gym equipment, views out to the Pacific Ocean, and direct access to the pool terrace. • Renovated social lounge that includes a theater system, wet bar, views of the Pacific Ocean, and direct access to the pool terrace. San Diego La Jolla Canyon Ocean House on Prospect

REDEVELOPMENT & DEVELOPMENT

One Canal Street, Boston, MA

Vision

Location - One Canal is located in the historic Bullfinch Triangle neighborhood of Boston's West End. The prominent site sits within walking distance of TD Garden Arena and has excellent access to the North End as well as the central business district.

Customer - The project will attract urban professionals and empty nesters that are looking for a downtown living experience. They value their access to the subway and their ability to walk (98 Walk Score) to employers, culture, arts and downtown night-life.

Product - 12-story, 310 homes currently under construction with the top two floors designed with penthouse level homes. One Canal's location, in Bulfinch Triangle has unobstructed views of the Greenway and will offer premier amenities and highly specialized homes designed for our target customer.

Project Summary

- 310 newly built luxury apartments with fireplaces in select penthouse homes, quartz counter-tops, stainless steel appliances, and wood flooring. Full-size washer and dryer in each home.
- Amenities include a rooftop pool and outdoor social lounge, outdoor theater, state-of-the-art fitness center with yoga and spin studio, concierge package and delivery service and pet wash stations and dog walk.
- Approximately 22,000 square feet of ground level commercial/retail space.
- Project is ~55% complete with current work concentrating on exterior enclosure and interior unit construction. Construction is projected to be complete in 1Q 2016.



Charles River
West End
TD Garden
North End
One Canal Street
Massachusetts General Hospital
Financial District
Downtown



ONE CANAL

APARTMENT HOMES





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16 Park Towne Place, Philadelphia, PA REDEVELOPMENT & DEVELOPMENT Vision Location - Park Towne is located along the Benjamin Franklin Parkway, in the heart of Philadelphia's world-renowned museum district. The park-like setting offers relief from the congestion of urban living but is within walking distance to all that Center City Philadelphia has to offer. Customer - Park Towne's customers will include professional couples, empty nesters and graduate students who are looking for a refined living experience, value culture and the arts, are health conscious and pet- lovers. Product - We have planned for a new Park Towne Place which is fully integrated with the Museum District and its thriving cultural institutions by introducing a comprehensive art program to the project. Park Towne will offer high-end amenities, repositioned and newly added retail opportunities, highly stylized and differentiated apartment homes all geared toward our target customers. Project Summary • Renovations to all 954 apartment homes and associated residential corridors and lobbies, executed in phases to minimize risk. The top two floors of each building have been designed as penthouse levels which included higher end finishes and larger floor plans. • Site improvements including new signage, landscaping, lighting and dog parks. • Fully renovated amenity center to include state-of-the-art fitness center, media lounge, community room, study center, package center and art studio. • Fully renovated and repositioned food market and dry-cleaner, additional retail and restaurant uses being targeted. • Enhanced swimming pool, including newly created “three-season” lounge. • New leasing center and management offices. Logan Square The Barnes Foundation Philadelphia Museum of Art The Franklin Institute Comcast Center The Sterling Park Towne Place

REDEVELOPMENT & DEVELOPMENT

The Sterling, Philadelphia, PA

Vision

Location - Located in the heart of Philadelphia's growing Market West District, and directly adjacent to the expanding Comcast Corporation headquarters, The Sterling offers exceptional access to the central business district, Rittenhouse Square and University City.

Customer - As planned, the redevelopment is attracting young professionals, empty nesters and graduate students, all of whom are tech-savvy, live busy lives and value being in close proximity to their places of work and study.

Product - Apartment renovations have been differentiated into three distinct tiers, providing the ability to segment our product offering and increase value to our target customers. Dynamic rooftop amenities, an activated lobby and a fully repositioned ground-level retail concourse have broad appeal to all segments of our target customers.

Project Summary

- Renovations to all 536 apartment homes and associated residential corridors on a floor by-floor basis, executed in phases to minimize risk. Three finish levels offered, one for the lower level floors, one for the mid-level floors and finally a higher-end finish for the uppermost floors.
- Exterior improvements including enhancements to the facade, retail storefronts, entry marquees, signage, lighting and landscaping.
- Expansion and renovation of the fitness center, including a 1,500 square foot rooftop addition. Renovation of the rooftop pool to include a defined “three-season” lounge. Redesigned lobby and leasing center.
- Full repositioning of ground level retail offering, including 75% new tenancy post-redevelopment.
- Renovation of three floors as Class B office space.


Philadelphia Museum of Art
Park Towne Place
The Barnes Foundation
The Franklin Institute
Logan Square
The Sterling
Comcast Center







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REDEVELOPMENT

Opportunities within existing portfolio support $200-$300M investment annually

2015 - 2017 Redevelopment Opportunities


Bay Area
707 Leahy
(110 Apartments)
Scotchollow
(418 Apartments)
Chicago
Yorktown Apartments
(364 Apartments)
Yorktown Apartments Expansion
(~100 Apartments)
Los Angeles
Palazzo East
(611 Apartments)
Villas at Park La Brea
(250 Apartments)
The Palazzo at Park La Brea
(Expanded Scope)
Orange County
3400 Avenue of the Arts
(Expanded Scope)
Washington
Merrill House
(159 Apartments)
Philadelphia
The Sterling
(Expanded Scope)
Park Towne Place
(Expanded Scope)
Miami
Yacht Club at Brickell
(357 Apartments)

Pipeline projects included in the above have not yet been approved by Aimco's Investment Committee. Approved redevelopment projects, scope and timing may differ materially from the above.

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19 0% 10% 20% 30% 40% 50% 60% 70% 80% 2015 2016 2017 2018 Aimco Peer Wt. Avg. 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2015 2015 - 2017 Aimco Peer Wt. Avg. Aimco’s balance sheet is the safest in the sector  Limit entity risk by avoiding recourse debt, of which Aimco has very little.  Reduce re-pricing risk by using fixed-rate loans and preferred stock.  Reduce refunding risk by laddering maturities of long-term, non-recourse, amortizing property loans with little or no near-term maturities and using perpetual preferred stock.  Target LTV in the low-to-mid thirties, target leverage to EBITDA over an entire cycle is < 7x.  $1.3B unencumbered asset pool at March 31, 2015.  In March 2015, Standard & Poor's upgraded its rating of the Aimco balance sheet. Fitch followed earlier this month. BALANCE SHEET (1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, Home Properties, MAA, Post Properties and UDR. Data as of 3/31/2015. Data sources: SNL Financial, company reports. See further information in Aimco’s 1Q 2015 Earnings Release. (2) Represents the sum of (a) variable rate debt outstanding and (b) fixed rate debt maturing within one year and within three years as a percentage of total debt outstanding. (1) Debt Maturities as a % of LTM EBITDA % Debt Subject to Near Term Re-Pricing (2) Non-Recourse vs Recourse Debt (1) (1) 20% 40% 60% 80% 100% Aimco Peer Wt. Avg. % Non-Recourse % Recourse

20 6.3x 6.9x 4.9x Peer Wt. Avg. AIV AIV Adj for Refunding Risk Quantity of leverage is in line with peers, and declining  We achieved our target for lower leverage two years ahead of plan.  Aimco Debt and Preferred Equity to EBITDA of 6.9x reflects outstanding balances at 3/31/2015, but overstates the refunding risk of our leverage. (1)  Our property debt balances at maturity are almost $900 million lower than are current balances as scheduled amortization is paid from retained earnings. BALANCE SHEET (1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, Home Properties, MAA, Post Properties and UDR. Peer weighted average computed by Aimco based on 3/31/2015 debt and preferred equity balances, less cash, cash equivalents and restricted cash, divided by last twelve months recurring EBITDA, all as reported by SNL Financial. Balances are adjusted to reflect company share of unconsolidated debt and NOI. For Aimco, leverage represents Aimco’s share of property debt, preferred equity and any balance on the revolving credit facility, reduced by Aimco’s share of cash, cash equivalents, restricted cash and investments in a securitization trust that holds Aimco property loans. See further information in Aimco’s 1Q 2015 Earnings Release. (2) Refunding Risk is lower than Total Leverage because property debt balances are reduced by scheduled amortization funded from retained earnings and because perpetual preferred equity is not subject to mandatory refunding. Property debt amortization, Perpetual Preferred Equity Total Leverage / LTM EBITDA as of March 31, 2015 (1) Refunding Risk (2)

21 Integrity Respect Collaboration Customer Focus Performance We live our values, foster a culture of success and work collaboratively BUSINESS & CULTURE Our Vision To be the best owner and operator of apartment communities, inspired by a talented team committed to exceptional customer service, strong financial performance, and outstanding corporate citizenship. Aimco Cares In 2014, we celebrated 10 years of Aimco Cares. Over the last decade: Aimco team members have contributed tens of 2013 2014 Top Work Place In 2015, Aimco was again recognized by the Denver Post as a Top Work Place based on independent surveys of ~300 team members. thousands of volunteer hours to hundreds of non-profit organizations; the annual Aimco Cares Charity Golf Classic has raised more than $3 million for patriotic and educational causes; and Aimco has awarded nearly 500 college scholarships to help team members with the cost of their child’s higher education. 2015

22 This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically: forecasts of 2015 financial and operating results; Aimco's development and redevelopment project investments, timelines and stabilized rents; projected returns on property upgrades, acquisitions, redevelopment and development projects. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. These forward-looking statements include certain risks and uncertainties. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2014, and the other documents Aimco files from time to time with the Securities and Exchange Commission. This presentation does not constitute an offer of securities for sale. Future quarterly dividend payments are subject to determinations by Aimco's board of directors based on the circumstances at the time of authorization, and the actual dividends paid may vary from the currently expected amounts. FORWARD LOOKING STATEMENTS & OTHER INFORMATION